UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2017

ATLAS RESOURCES SERIES 28-2010 L.P.

(Exact name of registrant specified in its charter)

Delaware	000-54378	27-2101952
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information under Item 5.02 below regarding the Release and the Consulting Agreement (each as defined below) is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2017, Freddie Kotek, the Chairman, Chief Executive Officer and President of Atlas Resources, LLC, the managing general partner (the “Managing General Partner”) of Atlas Resources Series 28-2010 L.P. (the “Partnership”), announced his intention to retire from his positions as Chairman, Chief Executive Officer and President, as well as to step down from the board of directors of the Managing General Partner, effective February 8, 2017. Mr. Kotek’s departure was not due to any disagreement with the Partnership or its management, operations, policies or practices and he will maintain a consulting relationship.

To that end, Mr. Kotek entered into a Consulting Agreement (the “Consulting Agreement”) with Atlas Energy Group, LLC (“Atlas”), the parent of the Managing General Partner. During the twelve-month term of the Consulting Agreement, which will commence February 8, 2017, Mr. Kotek shall receive a consulting fee. Mr. Kotek is also entitled to receive customary benefits in connection with his departure pursuant to an Agreement and General Release (the “Release”). Atlas or Mr. Kotek may terminate Mr. Kotek’s engagement for any reason during the term; however, if Atlas terminates Mr. Kotek’s engagement without cause, Atlas must pay Mr. Kotek the amount he would be due under the full term of the Consulting Agreement. The Consulting Agreement also includes customary confidentiality and non-solicitation provisions.

On February 8, 2017, the board of directors of Titan Energy, LLC expects to appoint Fredrick Stoleru as a member of the Board, and the Managing General Partner expects thereafter to appoint Mr. Stoleru to succeed Mr. Kotek as the Managing General Partner’s Chief Executive Officer and President, effective as of February 8. 2017.

Mr. Stoleru joined the Managing General Partner in March 2012. He has been Vice President of the general partner of Atlas Growth Partners, L.P. since its inception in 2013. Before that Mr. Stoleru was Managing Director of Resource Financial Institutions Group, Inc., responsible for business development. From 2005 to 2008, Mr. Stoleru was a Principal at Direct Invest with responsibility for broker-dealer relationships and raising capital for real estate programs. From 2002 to 2005, Mr. Stoleru was an Associate in the Capital Transactions group of the Shorenstein Company, a national private equity real estate investor. From 2000 to 2002, Mr. Stoleru was an Investment Banking Associate with JP Morgan Chase and from 1993 to 1998 with JP Morgan Investment Management. Mr. Stoleru holds FINRA Series 7 and 63 licenses. Mr. Stoleru is 45 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2017	ATLAS RESOURCES SERIES 28-2010 L.P. By: Atlas Resources, LLC, its Managing General Partner

	By:	/s/ Jeffrey M. Slotterback
		Name:	Jeffrey M. Slotterback
		Title:	Chief Financial Officer of the Managing General Partner